FIRST RIDER TO LEASE

THIS IS A FIRST RIDER TO A LEASE (the "Lease") entered into simultaneously herewith between HELF INVESTMENTS, a California partnership ("Landlord") and PARAMARK ENTERPRISES, INC., a Delaware corporation.

This Rider amends and supplements the Lease, more particularly as follows:

     1. COMMENCEMENT DATE AND POSSESSION DATE. Section 2.3 of the Lease is modified to provide that the Commencement Date shall be May 1, 1998 (meaning that this shall be the date on which Tenant's obligation to pay rent shall commence) but the Tenant shall be given possession of the Premises on or before April 1, 1998. If Tenant is given possession of the Premises after April 1, 1998 then the Commencement Date and the Initial Expiration Date shall be postponed by the number of days that Tenant's possession of the Premises was delayed beyond April 1, 1998.

     2. INITIAL EXPIRATION DATE. The Initial Expiration Date will be April 30, 2001.

     3. COMPLIANCE WITH LAWS. Section 10.2 of the Lease is modified to provide that if the "Compliance with Laws" as described therein requires structural work to the shell of the Premises, then such compliance shall be at Landlord's sole cost and expense.

     4. TENANT'S MAINTENANCE DUTIES. Section 13.1 is modified to provide that Tenant shall not be responsible for the maintenance of the exterior of the Premises, other than maintenance which is required due to Tenant's (or its employees or invitee's ) negligence or misconduct.

     5. HAZARDOUS SUBSTANCES. Section 33 is modified to provide that Landlord indemnifies Tenant against all Environmental Claims arising out of matters occurring prior to Tenant's taking possession of the Premises.

     6. EARLY TERMINATION. Tenant shall have a one time right to terminate the Lease, effective March 31, 1999 (the "Early Termination"). Such Early Termination right may only be exercised by Tenant providing Landlord with no less than sixty (60) days prior irrevocable written notice, which notice will only be valid if accompanied by a cashier's check drawn on a local bank (or other immediately available funds) in an amount equal to six (6) months of Base Monthly Rent (the "Termination Fee"), which Termination Fee will be deemed earned upon receipt by Landlord and non-refundable. If Tenant does not timely and properly exercise its right to Early Termination as provided in this Paragraph, then such right will lapse and thereafter not be


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capable of being  exercised--time  expressly  being of the  essence  hereof.  If
Tenant timely and properly exercises its right to Early Termination then the Early Termination Date shall be deemed to be the Expiration Date pursuant to the Lease.

     7. CAPITALIZED TERMS. All capitalized terms used but not defined in this Rider shall have the same meaning as ascribed to them in the Lease.

     8. CONFLICT. In the event of any conflict between the terms of this Rider and the terms of the Lease then this Rider shall be controlling.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Rider to Lease effective as of the date of the execution of the Lease.


                           PARAMARK ENTERPRISES, INC.

                           By: /s/ Alan S. Gottlich
                           Alan S. Gottlich
                           President


                           HELF INVESTMENTS

                           By:


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                                     LEASE
     This Lease is executed on February _, 1998 between HELF INVESTMENTS, A CALIFORNIA PARTNERSHIP ("Landlord"), having an address for notices at 7917
Ivanhoe Ave., Suite 200, La Jolla, CA 92937 and PARAMARK ENTERPRISES, A CORPORATION ("Tenant"), who agree as follows:

     1. Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the terms, provisions, and conditions contained in this Agreement, those certain premises described in Paragraph 2.18, below (the "Premises"), along with the non-exclusive right to use, in common with Landlord, Landlord's invitees and licensees, and the other users of space within the Project (as defined below), those portions of the Project intended for use by the tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, parking areas, and driveways of the Project (collectively, the "Common Area"). This Lease confers no rights, however, to the interior of any space other than the Premises, or to the roof, exterior walls, or utility raceways of the building in which the Premises are located, nor rights to any other building (if any) in the Project, nor with regard to either the subsurface of the land below the ground level of the Project or with regard to the air space above the ceiling of the Premises.

     2. Definitions. For purposes of this Lease, the following definitions shall apply:
          2.1. "Alterations" will mean and refer to any alterations, improvements, additions, installations, or changes of any nature in or to the Premises.

          2.2. "Base Monthly Rent" will mean and refer to $7,967.22 per month, as adjusted pursuant to the provisions of this Lease.

          2.3. "Commencement Date" will mean and refer to MARCH 1, 1998.

          2.4. "Default Rate" will mean and refer to the lesser of TEN (10) percent per annum or the maximum rate permitted by applicable law.

          2.5. "Expiration Date" will mean and refer to the Initial Expiration Date (as defined below), unless this Lease is extended pursuant to Paragraph 4 of this Lease entitled "Extension Term," in which event the term "Expiration Date" will mean and refer to the Extension Expiration Date (as defined below) for the final Extension Term (as defined below) relative to which Tenant exercises its option pursuant to Paragraph 4, below, or such earlier date upon which this Lease is terminated by Landlord pursuant hereto.

          2.6. "Extension Expiration Date" will mean and refer to the final day of any Extension Term.

          2.7. "Extension Term" will mean and refer to any period of time during which the Term is extended beyond the Initial Expiration Date pursuant to Paragraph 4, below, entitled "Extension Term".

          2.8. "Good Condition" will mean and refer to first-class, neat, and clean, and in good, fully operational order.

          2.9. "Index" will mean and refer to the Consumer Price Index for All Urban Consumers (base year 1982-84=100) for Los Angeles-Anaheim-Riverside, California, published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is changed so that the base year is not 1982-84 and statistics using the base year of 1982-84 are no longer published, then the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced (or if there is no replacement, then such index or computation as Landlord reasonably selects) shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

          2.10.  "Initial  Expiration  Date"  will  mean and  refer to  FEBRUARY
28,2001.

          2.11. "Initial Payment" will mean and refer to the sum of $21,324.03 which shall be payable by Tenant to Landlord in payment of $7,967.22 1st MONTH BASE RENT, $1,405.98 1st MONTH CAM CHARGE, and $11,950.83 SECURITY DEPOSIT.

          2.12. "Land" will mean and refer to the land described on attached Exhibit "A" entitled "Description of Land".

          2.13. "Landlord's Representatives" will mean and refer to any agent, employee, officer, or independent contractor of or retained by Landlord.

          2.14. "Lease Expenses" will mean and refer to the sum of (i) Real Property Taxes (as defined below), (ii) Landlord's direct cost of furnishing any utilities and services to the Real Property, (iii) Insurance Expenses (as defined in Paragraph 28 of this Lease entitled "Landlord's Insurance"), and (iv) all costs and expenses, of any kind or nature, which are paid or incurred by Landlord, or on Landlord's behalf, with respect to the management, repair, maintenance, restoration, replacement, and/or operation of the Real Property, including, without limitation, costs and expenses which belong within any one or more of the categories set forth on attached Exhibit "D" entitled "Expenses". (But not including "overhead", legal or accounting expenses).
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          2.15.  "Lender"  will  mean and refer to the  beneficiary,  mortgagee, secured party, or other holder of any Mortgage (as defined below).

          2.16. "Mortgage" will mean and refer to any deed of trust, mortgage or other written security instrument or agreement executed by a fee owner of the Real Property affecting the Real Property, that constitutes security for the payment of a debt or performance of an obligation.

          2.17. "Permitted Use" will mean and refer to the manufacturing and distribution of baked goods and related products.

          2.18. "Premises" will mean and refer to that portion of the real property located in the Project, substantially as shown as the Premises on attached Exhibit "B" entitled "Description of Premises", and commonly referred to as 1919 FRIENDSHIP DRIVE, SUITE B., EL CAJON, CALIFORNIA 92020.

          2.19. "Real Property" will mean and refer to the Premises, the Project, the Land, and any other improvements that are part of the Project or the Land.

          2.20. "Real Property Taxes" will mean and refer to all real property or real estate taxes, and general and special assessments, levied or assessed against the Real Property (or any portion thereof), including, without limitation, any tax, fee or excise on (i) the square footage of the Premises, or
(ii) the occupancy of Tenant, or any other similar tax, fee or excise, however described, including, without limitation, a value added tax, levied or assessed against the Real Property (or any portion thereof), by the United States, the State in which the Premises are located or any political subdivision of such state, including, without limitation, any county, city, city and county, public corporation, district, or any other political entity or public corporation, as a direct substitution in whole or in part for, or in addition to, any real property or real estate taxes or general or special assessments, whether foreseen or unforeseen. Notwithstanding anything to the contrary in the preceding sentence, "Real Property Taxes" shall not mean any municipal, county, state, or federal income, franchise, estate, succession, inheritance or transfer taxes of Landlord. If the Real Property is assessed in combination with other property owned by Landlord, then Landlord shall, in a reasonable manner, allocate the Real Property Taxes between the Real Property and such other property included in the tax bill. If any Real Property Taxes are assessed or collected on the basis of a fiscal period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then the Real Property Taxes payable for such fiscal period shall be apportioned between such periods based upon the number of days during such fiscal period that occur during the Term and the number of days that occur before or after the Term.

          2.21. "Rental" will mean and refer to and include any and all Base Monthly Rent, additional rent, prepaid rent, security deposit, Real Property Taxes, Personal Property Taxes (as defined below), Insurance Expenses (as defined below), late charges, default interest, reimbursements, utilities, Tenant's Monthly Payment (as defined below), and other sums payable by Tenant to Landlord under this Lease.

          2.22. "Security Deposit Sum" will mean and refer to $11,950.83.

          2.23. "Tenant's Invitees" will mean and refer to any agent, employee, officer, independent contractor, licensee, invitee, visitor, or customer of or retained by Tenant.

          2.24. "Tenant's Personal Property" will mean and refer to all of Tenant's personal property installed or located in or on the Premises including, without limitation, trade fixtures, furnishings, equipment, and inventory.

          2.25. "Tenant's Pro Rata Share" will mean and refer to 25 percent.

     3. Term. The term of this Lease ("Term") shall commence on the Commencement Date and shall expire on the Expiration Date.

     4. Extension Term. Tenant is hereby granted the right to extend the Term for up to one period of 24 months each (each an Extension Term pursuant to Paragraph 2.7, above, on all of the terms, provisions, and conditions of this Lease, provided that (i) Tenant must notify Landlord in writing (the "Tenant Election Notice"), at least six months prior to the Initial Expiration Date or the then applicable Extension Expiration Date (whichever is applicable), of Tenant's election to extend, and (ii) at the time Landlord receives such Tenant Election Notice, and upon the day immediately preceding the first day of such Extension Term, Tenant shall not be in default under this Lease nor shall any event have occurred which by the giving of notice or the lapse of time, or both, would constitute a default under this Lease (unless Landlord elects in writing to waive such default, which waiver shall be in Landlord's sole discretion). If the Term is so extended, then on the first day of each such Extension Term, and for the period until the next increase in the Base Monthly Rent pursuant to this Lease, the Base Monthly Rent shall be increased to an amount equal to the greater of (a) the initial Base Monthly Rent under this Lease multiplied by a fraction whose numerator is the latest Index available as of the day immediately preceding such Extension Term and whose denominator is the latest Index available as of the Commencement Date, (b) the Base Monthly Rent increased in accordance with Paragraph 8 of this Lease entitled "Rent" as if such Initial Expiration Date or Extension Expiration Date is an Adjustment Date, or (c) the then-current fair market rent for the Premises, based upon the prevailing fair market rent for shopping Projects similar in type and size to the Project (the "Fair Market Rent"), as determined by agreement between Landlord and Tenant, or if Landlord and Tenant are unable to agree on the Fair Market Rent within 30 days after Landlord's receipt of the Tenant Election Notice, then the Fair Market Rent shall be determined in accordance with the following appraisal procedure: Within 40 days after Landlord's receipt of the Tenant Election Notice, Landlord and Tenant shall each appoint a qualified M.A.I. real estate appraiser with at least five years full-time commercial real estate appraisal experience in the area in which the Premises are located. If either Landlord or Tenant does not appoint such an appraiser within such period, then the sole appraiser appointed shall determine the Fair Market Rent. Such two appraisers appointed shall meet promptly and attempt to determine the Fair Market Rent. If such two appraisers are unable to agree on the Fair Market Rent within 30 days after the second such appraiser was appointed, then such two appraisers shall appoint a third appraiser within ten days after the expiration of such 30-day period. If the two appraisers are unable to agree within such ten-day period on the appointment of a third appraiser, then such two appraisers shall request that such third appraiser be appointed by the American Arbitration Association, or its successor, or if such association is not then in existence and has no successor, then by a similar entity selected by Landlord. Such third appraiser must meet the qualifications set forth above for the first two appraisers and shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within 30 days after the

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     9. Condition During Periods of Non-Use.  During any period of time in which
Tenant is not continuously using and occupying the Premises, Tenant shall take such measures as may be necessary or desirable, in Landlord's reasonable opinion, to secure the Premises from break-ins and use by unauthorized persons, to minimize the appearance of non-use, and to otherwise maintain the interior and exterior portions of Tenant's Premises, including all windows and doors, in first class condition and consistent with the manner in which the Premises were to be maintained during Tenant's occupancy.

     10. Use of Premises and Common Area.

          10.1. Permitted Use of Premises. Tenant may use the Premises for the Permitted Use and for no other use without Landlord's consent. Any change in the Permitted Use shall require Landlord's prior written consent, which consent will not unreasonably be withheld.

          10.2. Compliance With Laws. Tenant shall comply with all laws concerning the Premises and/or Tenant's use of the Premises, including, without limitation, the obligation, at Tenant's sole cost, to alter, maintain, and restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, even if compliance entails costs to Tenant of a substantial nature. Such obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the "ADA"). If Tenant's use of the Premises results in the need for modifications or alterations to any portion of the Common Area or the Project in order to comply with the ADA, then Tenant shall additionally be responsible for the cost of such modifications and alterations. Any work performed by Tenant pursuant to this Paragraph 10.2 will be subject to the provisions of Paragraph 37, below, entitled "Alterations".

          10.3. Use of Common Area. Tenant's use of the Common Area shall at all times comply with the provisions of all rules and regulations regarding such use as Landlord may from time to time adopt including those set forth on attached Exhibit "E" entitled "Rules". In no event shall the rights granted to Tenant to use the Common Area include the right to store any property in the Common Area, whether temporarily or permanently. Any property stored (whether temporarily or permanently) in the Common Area may be removed by Landlord and disposed of, and the cost of such removal and disposal shall be payable by Tenant upon demand. Additionally, in no event shall Tenant use any portion of the Common Area for loading, unloading, or parking, except in those areas specifically designated by Landlord for such purposes, nor for any sidewalk sale or similar commercial purpose.

          10.4. General Covenants and Limitations on Use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within ten days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or offensive activity shall be carried on, in or upon the Premises nor shall anything be done or kept in the Premises which may be or become a public nuisance or which may cause embarrassment, disturbance, or annoyance to others in the Project, or on adjacent or nearby property. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to others in the Project or on adjacent or near-by property. Without limiting the generality of the foregoing, all unsightly equipment, objects, and conditions shall be kept enclosed within the Premises and screened from view; no refuse, scraps, debris, garbage, trash, bulk materials, or waste shall be kept, stored, or allowed to accumulate except as may be properly enclosed within the Premises; the Premises shall not be used for sleeping or washing clothes, nor for the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Project or nearby properties (however, baking odors will not be deemed objectionable); and all pipes, wires, poles, antennas, and other facilities for utilities or the transmission or reception of audio or visual signals shall be kept and maintained enclosed within the Premises. Tenant shall be solely responsible for the timely removal of all refuse, scraps, debris, garbage, trash, bulk materials, or waste from the Premises and the deposit thereof in the trash containers or dumpsters located adjacent to the Premises. Further, Tenant shall not keep or permit to be kept any bicycle, motorcycle, or other vehicle, nor any animal (excluding seeing-eye dogs), bird, reptile, or other exotic creature in the Premises unless Tenant operates a bona fide pet store, pet grooming facility, or other veterinary medicine clinic, hospital, and/or related animal care facility under direct operation and supervision of a State Licensed Veterinarian, and such use has been specifically approved in writing by Landlord, which consent may be withheld in Landlord's sole discretion. Neither Tenant nor Tenant's Invitees shall do anything that will cause damage or waste to the Project. Neither the floor nor any other portion of the Premises shall be overloaded. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate, or shake all or any part of the Project. In the event of any breach of this Paragraph 10 by Tenant or Tenant's Invitees, Landlord, at its election, may pay the cost of correcting such breach and Tenant shall immediately, upon demand, reimburse Landlord for the cost thereof, plus a supervisory fee in the amount of 15 percent of such cost.

     11. Lease Expenses. Landlord intends to deliver to Tenant, on or about the Commencement Date and prior to the commencement of each calendar year during the Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the Lease Expenses allocable to the calendar year during which the Commencement Date occurs or such ensuing calendar year, whichever is applicable, and "Tenant's Pro Rata Share" of such Lease Expenses. Landlord may, at its option, during any calendar year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Lease Expenses, in accordance with Landlord's most current estimate. Tenant shall pay to Landlord, on the Commencement Date and on the first day of each month during the Term, as Additional Rent, an amount ("Tenant's Monthly Payment") equal to one-twelfth (or, during the first calendar year following the Commencement Date, a fraction, the numerator of which is one and the denominator of which is the number of calendar months during such calendar year following the Commencement Date) of Tenant's Pro Rata Share of the Lease Expenses, as estimated by Landlord in the most recently delivered Estimated Statement. Within approximately 90 days after the end of each calendar year during the Term, Landlord intends to deliver to Tenant a written statement ("Actual Statement") setting forth the actual Lease Expenses allocable to the preceding calendar year and back-up invoices if requested by Tenant. Tenant's failure to object to Landlord regarding the contents of an Actual Statement, in writing, within 30 days after delivery to Tenant of such Actual Statement, shall constitute Tenant's absolute and final acceptance and approval of the Actual Statement. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year exceeds Tenant's Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then such excess will be credited against future Tenant's Monthly Payments, unless such calendar year was the calendar year during which the Expiration Date occurs (the "Last Calendar Year"), in which event either (i) such excess shall be

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credited  against any monetary  default of Tenant  under this Lease,  or (ii) if
Tenant is not in default under this Lease, then Landlord shall pay to Tenant such excess. If the sum of Tenant's Monthly Payments actually paid by Tenant during any calendar year is less than Tenant's Pro Rata Share of the actual Lease Expenses allocable to such calendar year, then Tenant shall, within 30 days of delivery of the Actual Statement, pay to Landlord the amount of such deficiency. Landlord's delay in delivering any Estimated Statement or Actual Statement will not release Tenant of its obligation to pay any Tenant's Monthly Payment or any such excess upon receipt of the Estimated Statement or the Actual Statement, as the case may be. For purposes of this Lease, the term "Tenant's Pro Rata Share" will mean and refer to the portion of the Lease Expenses payable by Tenant. Tenant's Pro Rata Share will be originally calculated as of the Commencement Date and will be re-calculated as of each January 1 during the Term as the fractional portion of the total Lease Expenses determined by multiplying such Lease Expenses by a fraction, the numerator of which is the rentable square footage of the Premises, and the denominator of which is the total aggregate rentable square footage of the Project. In the event the rentable square footage in the Project changes from time to time due to the addition or removal of buildings, such change will not result in a recalculation of Tenant's Pro Rata Share until the January 1 next following such occurrence, as if such change had not taken place until such following January 1. The references in this paragraph to the actual Lease Expenses allocable to a calendar year, shall include (i) if such calendar year is the calendar year during which the Commencement Date occurs, the actual Lease Expenses allocable to the portion of such calendar year following the Commencement Date, and (ii) if such calendar year is the Last Calendar Year, the actual Lease Expenses allocable to the portion of the Last Calendar Year prior to the Expiration Date.

     12. Utilities and Services. Tenant shall make all arrangements for and pay the cost of all utilities and services (including, without limitation, their connection charges and taxes thereon) furnished to the Premises or used by Tenant, including, without limitation, electricity, water, heating, ventilating, air-conditioning, oil, steam for heating, sewer, gas, telephone, communication services, trash collection and removal, janitorial, cleaning, and window washing, if applicable. Landlord may, at its election, furnish to the Premises any of the utilities and services set forth in the preceding sentence, in which event Tenant shall reimburse Landlord for Landlord's cost of furnishing such utilities and services. Landlord shall not be liable for failure to furnish any utilities or services to the Premises when such failure results from causes beyond Landlord's reasonable control. If Landlord constructs new or additional utility facilities, including, without limitation, wiring, plumbing, conduits, and/or mains, resulting from Tenant's changed or increased utility requirements, Tenant shall on demand promptly pay to Landlord the total cost of such items. The discontinuance of any utilities or services, including, without limitation, Landlord's discontinuance or failure to provide any of the utilities or services furnished by Landlord to the Premises, shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including, without limitation, Tenant's obligation to pay Rental. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Landlord, at its sole discretion, may comply with such mandatory controls or voluntary guidelines and, accordingly, require Tenant to so comply. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent (unless such reduction is occasioned by Landlord's gross negligence or willful misconduct), or operate to release Tenant from any of Tenant's obligations under this Lease.

     13. General Maintenance Obligations.

          13.1. Tenant's Duties. Tenant shall at its sole cost (i) maintain, repair, replace, and repaint, all in first class condition, all portions of the Premises (except those portions of the Premises to be maintained by Landlord as expressly set forth below), (ii) arrange for the removal of trash from the Premises, (iii) furnish reasonable janitorial services within the Premises, (iv) maintain and repair any plate-glass windows appurtenant to the Premises and all interior and exterior doors, including roll-up doors, (v) maintain and repair all telephone lines and wiring and all wiring, fixtures, lamps, and tubes serving the interior lighting within the Premises, and (vi) maintain all grease traps serving the Premises, using a professional cleaning company on a schedule acceptable to Landlord. Tenant shall provide Landlord with current copies of such cleaning contracts throughout the Term. Notwithstanding anything to the contrary in Paragraph 13.2, below, entitled "Landlord's Duties", Tenant shall additionally repair, replace, and be liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant's Invitees, including, without limitation, any damage to the roof or damage relating to a roof penetration caused by Tenant or Tenant's Invitees. If Tenant fails to maintain, repair, replace, or repaint any portion of the Premises as provided above, or if Tenant or Tenant's Invitees damage any portion of the Project, then Landlord may, at its election, maintain, repair, replace, or repaint any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord's actual cost thereof, plus a supervisory fee in the amount of 15 percent of such actual cost. Landlord, at Landlord's sole discretion, may require Tenant to use specific contractors or construction/repair techniques for the purpose of maintaining warranties or the integrity of the Premises or the Project.

          13.2. Landlord's Duties. Landlord shall maintain and repair only the Common Area and the structural parts of the buildings within the Project, which are only the foundations, exterior walls (excluding glass and doors), and the structural and waterproofing membranes portions of the roof (excluding skylights) along with those portions of any utility lines, pipes, and conduits serving the Project as a whole (as opposed to those lines, pipes, and conduits exclusively serving the Premises, which will be Tenant's responsibility pursuant to Paragraph 13.1, above). Landlord's failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including, without limitation, Tenant's obligation to pay Rental. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expense of such repairs from rent.

     14. Pest Control. Tenant shall, at its sole cost, maintain a pest and termite control contract with a reputable company with respect to the Premises, which contract shall provide for inspection and treatment, if necessary, of not less than four times per year. Upon request by Landlord, Tenant shall furnish Landlord with a copy of such pest and termite control contract.

     15. HVAC. Tenant shall, at Tenant's sole cost, (i) operate, maintain, repair, and replace the heating, air-conditioning and ventilation system and machinery that serve the Premises, and (ii) maintain a service agreement with respect to such heating, air-conditioning and ventilation system and machinery, reasonably acceptable to Landlord (a copy of which Tenant shall furnish to Landlord promptly upon the execution of this Lease). Notwithstanding the foregoing, in the event such systems and machinery cannot be repaired and require replacement, then the cost of such replacement will be split between Landlord and Tenant, with Tenant paying the fractional portion thereof (including installation) where the numerator of such fraction is the remaining Term of this Lease (including extensions), and the denominator is the estimated useful life of such equipment (determined in accordance with generally-accepted accounting principles). Tenant shall make all arrangements for and pay the cost of all utilities and services with respect to the heating and air-conditioning unit that serves the Premises, including, without limitation, electricity to operate such heating and air-conditioning unit.

     16. Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant's Personal Property ("Personal
Property Taxes"). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such Personal Property Taxes are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such Personal Property Taxes or any taxes based on the increased assessments caused by Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such Personal Property Taxes so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord may, at its election, pay such Personal Property Taxes or such proportion, and receive such reimbursement, regardless of the validity of the levy.

     17. Net Lease. This Lease is intended to be a completely "net lease" and, except as otherwise expressly provided in this Lease, Tenant shall have sole responsibility for the care, maintenance, and management of the Premises as though Tenant were the owner of the Premises. Tenant shall be liable for and bear all of the costs of the Premises, except as expressly provided to the contrary in this Lease.

     18. Common Area. Tenant shall have the non-exclusive right to use the Common Area. Landlord shall manage, repair, operate, and maintain the Common Area; however, Landlord's failure to perform its obligations set forth in the preceding sentence shall not release Tenant of its obligations under this Lease, including, without limitation, Tenant's obligation to pay Rental. Landlord may, at its election, (i) close any of the Common Area to the minimum extent required in the opinion of Landlord's legal counsel to prevent a dedication of any of the Common Area or the accrual of any rights of any person or of the public to the Common Area, (ii) close temporarily any of the Common Area for maintenance purposes, (iii) designate other property outside the boundaries of the Real Property to become part of the Common Area, and/or (iv) make any changes to the Common Area, or any part of the Real Property, including, without limitation, changes to projects or other improvements, the addition of new projects or other improvements, and changes in the location of driveways, entrances, exits, vehicular parking spaces, or the direction of the flow of traffic.

      19. Security Measures. Tenant acknowledges (i) that the Base Monthly Rent does not include the cost of any security measures for any portion of the Real Property, (ii) that Landlord shall have no obligation to provide any such security measures, and (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Real Property. If Landlord provides any security measures at any time, then Landlord shall not be obligated to continue providing such security measures and Landlord shall not be obligated to provide such security measures with any particular standard of care. Tenant assumes all responsibility for the security and safety of Tenant and/or Tenant's Invitees. Tenant releases Landlord from all claims for damage, loss or injury to Tenant, Tenant's Invitees, and/or to the personal property of Tenant and/or of Tenant's Invitees, even if such damage, loss or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Premises, regardless of Landlord's knowledge of such crimes or conduct.

     20. Signs. Tenant shall not place, construct, or maintain any sign, advertisement, awning, banner or other exterior decoration in the Premises or on the Project without Landlord's prior written consent, which consent will not be unreasonably withheld. Any sign that Tenant is permitted by Landlord to place, construct, or maintain shall comply with Landlord's sign criteria applicable to Landlord's other tenants in the Project, including, without limitation, criteria relating to size, color, shape, graphics and location (collectively, the "Sign Criteria"), and shall comply with any applicable laws, ordinances, rules or regulations, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval. Tenant shall, at Tenant's sole cost, make any changes to any sign, advertisement, awning, banner or other exterior decoration in the Premises or on the Project as required by any new or revised applicable laws, ordinances, rules or regulations, or any changes in the Sign Criteria.

     21. Parking. Subject to the remaining provisions of this paragraph, as long as Tenant is not in default under this Lease, Landlord grants to Tenant the right to the non-exclusive use of the parking area adjacent to and serving the Project (the "Parking Area"). Tenant's use of the Parking Area shall be subject to such rules as Landlord may, in its sole discretion, adopt from time to time with respect to the Parking Area, including, without limitation, (i) rules providing for the payment of charges or fees by users of the Parking Area (including, without limitation, Tenant) in order to reimburse Landlord for the expense of a parking attendant and/or an automated parking system, (ii) rules designed to maintain the availability of accessible parking spaces for clients, guests, and invitees of tenants of the Project, (iii) rules limiting tenants of the Project (including, without limitation, Tenant) to the use of certain parking spaces or certain portions of the Parking Area (the "Restricted Parking Area"), (iv) rules limiting each tenant of the Project (including, without limitation, Tenant) to the use of a restricted number of parking spaces such that the parking spaces in the Restricted Parking Area shall be allocated fairly to all the tenants of the Project (including, without limitation, Tenant), and
(v) rules designating a particular area as the "employee parking area", in which event Tenant shall cause its employees to exclusively park in such employee parking area. Notwithstanding anything to the contrary in this paragraph, Landlord may, at its election, construct upon or otherwise alter in any manner the Parking Area provided that Landlord makes available to Tenant elsewhere on the Land, or within a reasonable distance from the Land, legally required amounts of parking.

     22. Rules. Tenant and Tenant's Invitees shall observe faithfully and comply strictly with the rules that are set forth on attached Exhibit "E" entitled "Rules" and such other reasonable rules as Landlord may from time to time adopt for the Premises. Landlord shall have no duty or obligation to enforce any rule against any other tenant, and Landlord shall not be liable to Tenant for violation of any rule by any other tenant, or any other tenant's agents, employees, officers, independent contractors, customers, invitees, visitors, or licensees.

     23. Early Access Insurance. At any time prior to the Commencement Date that Tenant is making any Alterations to the Premises, (i) Tenant shall, at Tenant's sole cost, maintain (a) "Builder's Risk" insurance with respect to the Premises, reasonably satisfactory to Landlord, and (b) all of the insurance to be maintained by Tenant during the Term, including, without limitation, public liability and property damage insurance, fire and extended coverage insurance, boiler and machinery insurance and workers' compensation insurance, (ii) the provisions of Paragraph 30 of this Lease entitled "Indemnity and Exemption of Landlord from Liability" shall be applicable, and (iii) the provisions of Paragraph 12 of this Lease entitled "Utilities and Services" shall be applicable. Any Alterations pursuant to this paragraph shall be subject to all the provisions of Paragraph 37 of this Lease entitled "Alterations". Nothing in this paragraph shall be construed to permit Tenant to enter the Premises, or to make any Alterations, prior to the Commencement Date.

     24. Plate-Glass Insurance. if any plate-glass windows are located on the Premises, Tenant shall, at its sole cost, maintain full coverage plate-glass insurance on the Premises, under which Landlord and any Lender shall be named as an additional insured.

     25. Public Liability and Property Damage Insurance. Tenant shall, at Tenant's sole cost, maintain public liability and property damage insurance (i) with a single combined single limit of not less than $2,000,000.00, (ii) insuring (a) against all liability of Tenant and Tenant's Invitees arising out of or in connection with Tenant's use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord and any Lender as additional named insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises). Not more frequently than once every two years, if, in the opinion of Landlord, the amount of such insurance at that time is not adequate, then Tenant shall increase such insurance as reasonably required by Landlord.

     26. Fire and Extended Coverage Insurance. Tenant at its sole cost shall maintain on Tenant's Alterations and Personal Property a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to Project ordinances, demolition coverage, boiler and machinery insurance, sprinkler leakage coverage, and business interruption insurance, in each case to the extent of at least 100 percent of full replacement value, issued in the names of Landlord, Tenant and Landlord's Lender, as their interests may appear. Such "full replacement value" shall be determined by the company issuing such policy at the time the policy is initially obtained. Not more frequently than once every two years, either Landlord or Tenant may notify the other that it elects to have such replacement value redetermined by an insurance company. Such redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and Landlord and Tenant shall be promptly notified of the results by the company. Such policy shall be promptly adjusted according to such redetermination.

     27. Insurance Generally. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "X," as set forth in the most current edition of "Best's Insurance Reports," or such higher rating as may be required by any Lender, (ii) shall name Landlord and any Lender as additional named insureds, (iii) shall constitute "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, and (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days' prior written notice to Landlord and any Lender. Tenant shall, at least 30 days prior to the expiration of each such policy, furnish Landlord with a renewal or "binder" of such policy. Tenant shall promptly deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

     28. Landlord's Insurance. Landlord may, at its election, maintain any of the following insurance, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) Public liability and property damage insurance, and products liability insurance; (ii) Fire and extended coverage insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to Project ordinances, demolition coverage, boiler and machinery insurance, sprinkler leakage coverage and business interruption insurance; (iv) Boiler and Machinery Insurance; (v) Fidelity insurance, (vi) Flood and/or Earthquake insurance; (vii) Plate-glass insurance; and (viii) Rental interruption and/or business interruption insurance. Landlord shall notify Tenant of Landlord's arranging any such insurance. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, "Insurance Expenses") shall be included in Lease Expenses.

     29. Waiver of Subrogation. Landlord and Tenant release each other, Tenant's Invitees, Landlord's Representatives, and Landlord's guests, invitees, customers and licensees from all claims for damage, loss, or injury to the Real Property, to Tenant's Personal Property and to the fixtures and Alterations of either Landlord or Tenant in or on the Real Property to the extent such damage, loss, or injury is covered by any insurance policies carried by Landlord or Tenant and in force at the time of such damage. Subject to the remaining provisions of this paragraph, Landlord and Tenant shall cause each insurance policy obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any damage, loss, or injury covered by such policy. If any such policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain such policy (the "Undertaking Party") shall so notify the other party (the "Notified Party"). The Notified Party shall, within ten days after the giving of such notice, either obtain such policy from a company that is reasonably satisfactory to the Undertaking Party and that will issue such policy with a waiver of subrogation, or agree to pay the additional premium if such policy is obtainable at additional cost. If such policy cannot be obtained with a waiver of subrogation or the Notified Party refuses to pay such additional premium, then the Undertaking Party shall not be required to obtain a waiver of subrogation with respect to such policy.

     30. Indemnity and Exemption of Landlord from Liability. Tenant hereby indemnifies Landlord against all Claims (as defined below) and all costs, expenses and attorneys' fees incurred in the defense of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, "Claims" will mean and refer to all liabilities, damages, losses, costs, expenses, attorneys' fees and claims (except to the extent they result from Landlord's grossly negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant's or Tenant's Invitees' use of the Premises or the Project, (ii) the conduct of Tenant's business, (iii) any activity, work or things done, permitted, or suffered by Tenant or any of Tenant's Invitees in or about the Premises or elsewhere, (iv) any breach or default in the timely performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence or intentional misconduct of Tenant or any of Tenant's Invitees. If any action or proceeding is brought against Landlord by reason of any such Claims,

Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole cost by legal counsel satisfactory to Landlord. Except to the extent caused by Landlord's grossly negligent acts or willful misconduct, Tenant assumes all risk of, Tenant waives all claims against Landlord in respect of, and Landlord shall not be liable for, any of the matters set forth above in this paragraph or any of the following: injury to Tenant's business, loss of income from such business, or damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Invitees or any other persons in, upon, or about the Premises, whether such damage, loss or injury is caused by or results from criminal acts, fire, steam, electricity, gas, water, rain, the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, or any other cause, conditions arising upon the Premises, or other sources or places, and regardless of whether the cause of such damage, loss, or injury or the means of repairing such damage, loss, or injury is inaccessible to Tenant. This Lease shall not be affected or impaired by any change to any part of the Real Property or any sidewalks, streets, or improvements nearby the Real Property.

     31. Destruction. If the Real Property is totally or partially destroyed during the Term, rendering the Premises totally or partially inaccessible or unusable, then, subject to the remainder of this paragraph, (i) Landlord shall restore the Real Property to substantially the same condition as it was in immediately before such destruction, (ii) Landlord shall not be required to restore Tenant's Alterations, or Tenant's Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore, (iii) such destruction shall not terminate this Lease, and
(iv) all obligations of Tenant under this Lease shall remain in effect, except that all Rent shall be abated or reduced, between the date of such destruction and the date of substantial completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the usable area of the Premises prior to such destruction. Notwithstanding anything to the contrary in this Lease, Landlord may, at its election, terminate this Lease by so notifying Tenant in writing on or before the later of 60 days after such destruction or 60 days after Landlord's receipt of the proceeds from insurance maintained by Landlord, if (1) then-existing laws do not permit such restoration, (2) such destruction occurred during the last year of the Term, (3) such destruction exceeded 25 percent of the then-replacement value of the Premises or the Real Property, or (4) Landlord determines that the cost of such restoration exceeds the amount of insurance proceeds relating to such destruction actually received by Landlord from insurance maintained by Landlord. Additionally, Tenant shall have the right to terminate this Lease unless Landlord promptly notifies Tenant of its intention to restore the Premises and such restoration can reasonably be completed within 120 days of the date of the destruction. If Landlord so terminates this Lease, then (A) Landlord shall have no obligation to restore the Real Property, (B) Landlord shall retain all insurance proceeds relating to such destruction, and (C) this Lease shall terminate as of 30 days after such notice of termination from Landlord to Tenant. If Landlord restores the Premises as provided above, then Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4) or any successor statute with respect to any destruction of the Premises.

     32. Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Premises or any interest in this Lease by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation, or individual, having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), the rights and obligations of Landlord and Tenant shall be determined pursuant to this paragraph. If such Condemnation is of the entire Premises, then this Lease shall terminate on the date the Condemnor has a right to possession of the Premises (the "Date of Condemnation"). A temporary Condemnation of the Premises, or any part of the Premises, for less than 180 days, shall not constitute a Condemnation under this paragraph, but Tenant shall be entitled to abatement of Rent during the period of such temporary Condemnation. If such Condemnation is of any portion, but not all, of the Premises, then this Lease shall remain in effect, except that, if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises, then Tenant may elect to terminate this Lease, by so notifying Landlord in writing (the "Termination Notice") within 30 days after the date that the nature and extent of the Condemnation have been determined. Such termination shall be effective on the earlier of (i) the date that is 30 days after the giving of the Termination Notice, and (ii) the Date of Condemnation. If Tenant does not give to Landlord the Termination Notice within such 30-day period, then all obligations of Tenant under this Lease shall remain in effect, except that (unless the Premises are restored as set forth below) all Rent shall be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Condemnation. Notwithstanding anything to the contrary in this paragraph, if, within 20 days after Landlord's receipt of the Termination Notice, Landlord notifies Tenant that Landlord at its cost will add to the remaining Premises (or substitute for the Premises other comparable space in the Project) so that the area of the Premises will be substantially the same after the Condemnation as they were before the Condemnation, and Landlord commences the restoration promptly and completes it within 150 days after Landlord so notifies Tenant, then all obligations of Tenant under this Lease shall remain in effect, except that all Rent shall be abated or reduced as provided in the preceding sentence during the period from the Date of Condemnation until the completion of such restoration. Unless Landlord restores the Premises pursuant to the preceding sentence, or unless Tenant gives to Landlord the Termination Notice within the relevant 30-day period, Tenant at its sole cost shall accomplish any restoration required by Tenant to use the Premises. All compensation, sums, or anything of value awarded, paid, or received on a total or partial Condemnation (the "Award") shall belong to and be paid to Landlord. Tenant shall have no right to any part of the Award, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any part of the Award, except that Tenant shall receive from the Award any sum paid expressly to Tenant from the Condemnor expressly for loss of good will of Tenant's business and Tenant's furniture, fixtures, and equipment. Landlord and Tenant waive the provisions of any statute (including, without limitation, California Code of Civil Procedure Section 1265.130 or any successor statute) that allows Landlord or Tenant to petition the superior court (or any other local court) to terminate this Lease in the event of a partial taking of the Premises.

     33. Hazardous Substances. Landlord hereby notifies Tenant, and Tenant hereby acknowledges that prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code
Section 25359.7 (or any successor statute), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), including, without limitation, common cleaning supplies, office supplies and consumer products, may have come to be located on or beneath the Premises. Tenant hereby indemnifies Landlord against all Environmental Claims (as defined below) and all costs, expenses and attorneys' fees incurred in the defense of any such Environmental Claims or any action or proceeding brought on any of such Environmental Claims. For purposes of this paragraph, "Environmental Claims" will mean and refer to all liabilities, damages, losses, costs, expenses, attorneys' fees and claims (except to the extent they result from Landlord's grossly negligent acts or willful misconduct), arising from or which seek to impose liability under or because of any environmental law (which will mean and refer to any federal, state or local

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

law, statute, regulation, ordinance, guideline or common law principle relating to public health or safety or the use or control of the environment, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z'berg-Dills Solid Waste Management and Recovery Act, and California Health and Safety Code Section 25359.7) for, discharges, releases or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides or hazardous or toxic wastes, substances or materials (any of the preceding a "Hazardous Material") arising out of Tenant's tenancy or the acts of Tenant or Tenant's Invitees, into ambient air, water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials from, on, under or above the Premises. Neither Tenant nor any of Tenant's Invitees shall use, manufacture, store or dispose of any hazardous wastes, toxic substances and other pollutants, contaminants and environmental conditions which are or could (i) be detrimental to the Real Property, human health or the environment, (ii) be in violation of any governmental laws or regulations, or
(iii) adversely affect the value of the Premises. If the Premises are contaminated by any Hazardous Material during the Term, then Tenant shall promptly (iv) notify Landlord in writing of such contamination, and (v) perform all remediation required by Landlord (to Landlord's satisfaction), at Tenant's sole cost, necessary to return the Premises to at least as good a condition as the Premise are in as of the date of this Lease. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord's election, but at Tenant's sole cost, perform such remediation or cause such remediation to be performed. Tenant shall not be liable for any such matters arising prior to the date possession of the Premises is delivered to Tenant unless caused by Tenant.

     34. Prohibition Against Asbestos-Containing Materials. Tenant may not allow or permit any materials which contain asbestos in any form or concentration ("Asbestos-Containing Materials") to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant's compliance with this paragraph. If Tenant allows or permits Asbestos- Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (i) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant's sole cost,
(ii) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (iii) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (iv) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (a) declare Tenant in breach of this Lease and terminate this Lease upon ten days' prior written notice to Tenant, and (b) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal. Tenant shall indemnify Landlord and Landlord's directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys' fees, arising from (1) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, employees, representatives, or independent contractors, (2) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, employees, representatives or independent contractors, or (3) Tenant's failure to perform its obligations to remove such Asbestos-Containing Materials under this paragraph.

     35. [INTENTIONALLY DELETED]

     36. Access by Landlord. Landlord and any of Landlord's Representatives shall have the right to enter the Premises at all reasonable times, during normal business hours if feasible under the circumstances, and upon reasonable notice, if feasible under the circumstances, (i) to determine whether the Premises are in Good Condition or whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to post "for sale" signs and, during the final year of the Term, "for rent", or "for lease" signs, (v) to show the Premises to brokers, agents, buyers, tenants, or other persons interested in a listing of, financing, purchasing, or occupying the Premises or any portion of the Premises, and (vi) to shore the foundations, footings, and walls of the Real Property and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord's rights under this paragraph extend with Landlord's consent to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this paragraph except damage resulting directly from the grossly negligent acts of Landlord or Landlord's Representatives. Tenant shall not be entitled to abatement or reduction of Base Monthly Rent or Rental because of the exercise by Landlord of any rights under this paragraph unless such exercise by Landlord prevents Tenant from reasonable access to and use of the Premises.

     37. Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, "Alterations") without Landlord's prior written consent which consent shall not be unreasonably withheld. At least 15 days prior to making any Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations. Tenant shall, prior to the commencement of any Alterations, at Tenant's sole cost, (i) acquire (and deliver to Landlord a copy
of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner), (ii) provide Landlord with ten days' prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iii) obtain (and deliver to Landlord proof of) reasonably adequate workers' compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date, except that Landlord may, at its election, require Tenant to remove any or all of the Alterations, by so notifying Tenant in writing on or before the

Expiration Date, in which event, Tenant shall, at its sole cost, on or before the Expiration Date, repair and restore the Premises to the condition of the Premises prior to the installation of such Alterations to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from Alterations or other construction. Tenant may, at its election, contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and
(b) Landlord may, at its election, require Tenant to pay Landlord's attorneys' fees and costs in participating in such an action.

     38. Surrender of Premises and Holding Over. On the Expiration Date, (i) Tenant shall surrender to Landlord the Premises and all Alterations in Good Condition except for Alterations that Tenant is obligated to remove as expressly set forth in Paragraph 37, above, entitled "Alterations", (ii) Tenant shall remove all of Tenant's Personal Property and perform all repairs and restoration required by the removal of any Alterations or Tenant's Personal Property, and
(iii) Tenant shall surrender to Landlord all keys, entry devices, and security codes relating to the Premises (including, without limitation, any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Alterations or Tenant's Personal Property that Tenant does not remove from the Premises on the Expiration Date as required by this Lease by giving written notice to Tenant. Any such Alterations or Tenant's Personal Property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing, or disposing of any such Alterations or Tenant's Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date, Tenant shall indemnify and defend Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims resulting from such failure, including, without limitation, any claim for damages made by a succeeding tenant. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days' written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay, as minimum Base Monthly Rent, 100 percent of the Base Monthly Rent in effect immediately prior to the Expiration Date. All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

     39. Assignment and Other Transfers. Without Landlord's prior written consent, which shall not be unreasonably withheld, none of the following shall occur, voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a "Transfer"): any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises; or Landlord shall not be liable in damages (to Tenant or to any proposed subtenant, assignee or other transferee (any of the preceding a "Proposed Transferee")) if such consent is adjudicated to have been unreasonably withheld, and, in such event, Tenant's sole remedy shall be to have the proposed Transfer declared as valid as if Landlord's consent had been given, although Tenant shall be entitled to reasonable attorney's fees if Tenant is the prevailing party in such litigation. At least 60 days prior to entering into any Transfer, Tenant shall submit to Landlord the sum of $400.00 (as payment toward Landlord's and Landlord's attorneys' costs of reviewing, consenting to, rejecting, and/or consummating any proposed Transfer), and a written notice ("Tenant's Notice") which includes or sets forth in reasonable detail (a) the form of the proposed Transfer, including, without limitation, all related agreements, documents, instruments, exhibits, and escrow instructions, (b) the name and address of the Proposed Transferee, (c) the terms and conditions of the proposed Transfer, including, without limitation, the commencement or effective date of the proposed Transfer, which shall be at least 60 days after Tenant's Notice is given, and (d) the nature, character, and current banking, financial, and other credit information and references with respect to the Proposed Transferee and the business of the Proposed Transferee (including, without limitation, tax returns for the most-recent five years, a business plan with cash-flow projections and financial projections with assumptions and competitive market analysis), in reasonably sufficient detail to enable Landlord to determine the Proposed Transferee's financial responsibility. Within 15 business days after Landlord's receipt from Tenant of such sum and Tenant's Notice, Landlord shall notify Tenant whether Landlord has consented to the proposed Transfer. Any consent by Landlord to any proposed Transfer shall not constitute a consent with respect to any other Transfer. If Landlord consents to any proposed Transfer, and Tenant fails to consummate such Transfer within 30 days of the commencement or effective date of the proposed Transfer (as set forth in Tenant's Notice), then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this paragraph before making a Transfer. Landlord shall not have unreasonably withheld its consent with respect to any Transfer if Landlord shall not have received such sum or Tenant's Notice, if the nature or character of the Proposed Transferee, or the proposed use and occupancy of the Premises by the Proposed Transferee, is not in keeping with the dignity and character of the Project and the surrounding area, if the proposed Transfer will result in the diminution of the value or marketability of the Premises, if Landlord is not satisfied that the Proposed Transferee is creditworthy, or if the proposed Transfer will conflict with or result in a breach of any of the provisions of, or constitute a default under, any agreement, instrument, or document to which Landlord is a party or by which the Real Property may be bound. No Transfer shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent and other amounts from any Transfer, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and other amounts and apply them toward Tenant's obligations under this Lease; except that, unless Tenant defaults under this Lease, Tenant shall have the right to collect such rent and other amounts. Any Transfer documents must contain the following provisions, which provisions whether contained in such Transfer documents or not, shall apply to such Transfer: (1) Such Transfer shall be subject and subordinate to all provisions of this Lease; (2) No Proposed Transferee shall be permitted to enter into any Transfer without Landlord's prior written consent; and (3) At Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, by operation of law, or otherwise, prior to the expiration of such Transfer, the Proposed Transferee shall make full and complete attornment to Landlord for the balance of the term of such Transfer. Such attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which the Proposed Transferee shall execute and deliver to Landlord within five days after request by Landlord. Tenant shall promptly reimburse Landlord for Landlord's reasonable cost (less any payment made by Tenant with Landlord as set forth above) of reviewing, consenting to, rejecting and/or consummating any proposed Transfer, including, without limitation, reasonable attorneys' fees. Tenant shall promptly pay to Landlord 50 percent of all rents and other consideration, of whatever nature, payable by the Proposed Transferee (or receivable by Tenant) pursuant to any Transfer, which exceed (A) if a sublease of a portion of the Premises, the portion of the Base Monthly Rent that is allocable to the portion of the Premises subleased (such allocation based on the area of the portion subleased), or (B) if any other Transfer, the Base Monthly Rent. Landlord may, at its election, by giving written notice (the "Recapture Notice") to Tenant within 15 days after receipt of Tenant's Notice, notify Tenant that Landlord intends to recapture the Premises and terminate this Lease. If Tenant notifies Landlord in writing, within ten days after the giving of the Recapture Notice, that Tenant withdraws Tenant's Notice, then Tenant shall be deemed to have withdrawn Tenant's request for Landlord's consent to the proposed Transfer and Landlord shall have no right to recapture the Premises and/or terminate this Lease pursuant to this paragraph. If Tenant fails to notify Landlord in writing, within 15 days after the giving of the Recapture Notice, that Tenant withdraws Tenant's Notice (or if Tenant notifies Landlord in writing, within 15 days after the giving of the Recapture Notice, that Tenant does not withdraw Tenant's Notice), then (if and to the extent permitted by applicable law) this Lease shall automatically be deemed terminated as of the commencement or effective date stated in Tenant's Notice for the proposed Transfer, and Tenant shall surrender possession of the Premises as of such date. Landlord's giving of a Recapture Notice shall not constitute Landlord's consent to Tenant's proposed Transfer.

     40. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

          40. 1. The vacating or abandoning of the Premises by Tenant.

          40.2. Tenant's failure to make any payment of Rental as and when due, where such failure shall continue for a period of three days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes.

          40.3. Tenant's failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two paragraphs where such failure shall continue for a period of 30 days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant's default is such that more than 30 days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such 30-day period and thereafter diligently prosecutes such cure to completion within 75 days after Landlord's written notice.

          40.4. Tenant's failure to deliver to Landlord, within 20 days after Landlord's written request, any financial statement of Tenant (including, without limitation, a current annual balance sheet of Tenant) reasonably requested by Landlord, or if any financial statement given to Landlord by Tenant, or by any assignee, subtenant, or guarantor of Tenant, is materially false or evidences that Tenant's net worth is negative, and Tenant fails to furnish to Landlord, within ten days after written notice from Landlord to Tenant, with cash as an additional security deposit in an amount equal to the aggregate Rental payable under this Lease for the six full calendar months immediately preceding such notice.

          40.5. The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 30 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 30 days after such taking); the attachment, execution or 'Judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution or judicial seizure is discharged within 30 days after such attachment, execution or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

     41. Landlord's Remedies. Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law or in equity.

          41.1. Continuation of Lease. No act by Landlord (including, without limitation, the acts set forth in the succeeding sentence) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect Rental when due and enforce all the other provisions of this Lease, (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this Lease, and (iv) have a receiver appointed to collect Rental and conduct Tenant's business. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, advertising costs and expenses of remodeling the Premises for such reletting. Landlord has the remedy described in California Civil Code Section 1951.4 (which provides that Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

          41.2. Rent from Reletting . If Landlord elects to relet all or any portion of the Premises as permitted above, rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness from Tenant to Landlord other than Base Monthly Rent due from Tenant, (ii) all costs incurred by Landlord in such reletting, and
(iii) Base Monthly Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Base Monthly Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.

          41.3. Termination of Tenant's Right to Possession. Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Base Monthly Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Base Monthly Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Monthly Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Base Monthly Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by

Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The ..Worth at the time of the award" of the amounts referred to in Clauses (i) and (ii) above is to be computed by allowing interest at the Default Rate, as set forth above, or if no Default Rate is set forth above, then at the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in Clause (iii) above is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent.

          41.4. Landlord's Right to Cure Default. Landlord, at any time after Tenant fails to perform any obligation or duty of Tenant under this Lease, may cure such failure at Tenant's sole cost. If Landlord at any time, by reason of Tenant's failure to perform, pays any sum or does any act that requires the payment of any sum (plus a supervisory fee of 15 percent of such sum), such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed additional rent under this Lease.

          41.5. Enforcement Costs. All costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this paragraph, then (without curing such default) interest at the Default Rate shall accrue (and be immediately payable) on such overdue amounts until it is paid.

          41.6. Interest and Late Charges. Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rental is not received by Landlord within five days of its due date, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of ten percent of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid within 30 days of the date such Rental was due, then Tenant shall pay to Landlord interest on such overdue Rental at the Default Rate. Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due.

          41.7. Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including, without limitation,, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant hereby waives any rights granted to Tenant under California Code of Civil Procedure Section 1179, California Civil Code Section 3275, and/or any successor statute(s). Tenant represents and warrants that if Tenant breaches this Lease and, as a result, this Lease is terminated, Tenant will not suffer any undue hardship as a result of such termination and, during the Term, will make such alternative or other contingency plans to provide for its vacation of the Premises and relocation in the event of such termination. Tenant acknowledges that Tenant's waivers set forth in this paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

     42, Subordination and Attornment. This Lease and Tenant's rights under this Lease are subject and subordinate to any Mortgage, ground lease " or underlying lease, and to all renewals, modifications, consolidations, replacements, or extensions thereof, now or hereafter e affecting the Premises. The provisions of this paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Lender, or the lessor of any ground or underlying lease, may request to evidence such subordination. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments. Notwithstanding the preceding provisions of this paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease or Mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease or Mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease or Mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or Mortgage and such ground lease or Mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure, or other-wise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month's installment of Base Monthly Rent or any other Rental, (iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, (V) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, (vi) Tenant hereby irrevocably appoints Landlord (and such successor landlord) as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant, and (vii) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to A of the provisions of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s).

     43. Estoppel Certificates.

          43. 1. Within ten days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, an estoppel certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating A modifications, (11) the then-current Base Monthly Rent, (iii) the dates to which Base Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting Rental which has been paid, (v) whether or not Tenant or Landlord is in default under this Lease, and (vi) such other matters as Landlord shall reasonably request. Tenant's failure to deliver such certificate within such ten-day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease. Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver such certificate to any third party if Tenant fails to deliver such certificate within such ten-day period.

          43.2. In addition to Tenant's obligation to provide Landlord with an estoppel certificate as set forth in Paragraph 43.1, above, Landlord agrees to execute and deliver to Tenant, upon written request, an estoppel certificate indicating that this Lease is unmodified and 'in full force and effect, or in full force and effect as modified, stating all modifications, as well as the then-current Base Monthly Rent (and the dates to which Base Monthly Rent has been paid), and whether or not, to the best of Landlord's knowledge, Tenant is in default under this Lease.

     44. Brokers. Tenant represents that, except for CAL-WEST REAL ESTATE, no real estate broker, agent, finder, or other person is responsible bringing about or negotiating this Lease and Tenant has not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Tenant hereby indemnifies Landlord against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with Tenant.

     45. Easements. Landlord may, at its election, from time to time, grant such casements, rights and dedications, and cause the recordation of parcel maps and restrictions, provided such easements, rights, dedications, parcel maps, and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord. Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant if Tenant refuses or fails to do so.

     46. Limitations on Landlord's Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Real Property, and out of rent or other income from the Real Property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Real Property. Neither Landlord nor the partners comprising Landlord (if any) shall be personally liable for any deficiency.

     47. Sale or Transfer  of  Premises.  If  Landlord  sells or  transfers  any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

     48. Quitclaim Dee . Tenant shall execute and deliver to Landlord, promptly on Landlord's request on or after the Expiration Date, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

     49. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

     50. Attorneys' Fees. In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any r party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual attorneys' fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including, without limitation, one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

     51. Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If the Premises are located outside of California, then the references in this Lease to California statutes (such as California Civil Code Sections 1932(2), 1933(4), 1941, 1942, 3143, 3262, and 3275, California Code of Civil Procedure Sections 1179 and 1265.130, and California Health and Safety Code Section 25359.7) shall be deemed to include any relevant statute of the jurisdiction in which the Premises are located that is comparable to such California statutes. For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the Premises are located in San Diego, California). This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease. This Lease shall become effective when it has been executed by each of Landlord and Tenant. Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease. Nothing in this paragraph shall create any rights enforceable by any person not a party to this Lease, except for the rights of the successors-in-interest and assigns of each party to this Lease, unless such rights are expressly granted in this Lease to other specifically identified persons. The headings of the paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease. Time and strict and punctual performance are of the essence with respect to each provision of this Lease. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter of this Lease, is a complete and exclusive statement of the terms of such agreement, and supersedes all prior understandings, agreements, representations and warranties, if any, with respect to such subject matter. All notices or other communications required or permitted to be given to Tenant or Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery, to Tenant at the Premises and to Landlord at its address as set forth in the introductory paragraph of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt, except that if it is sent by mail in accordance with this paragraph, then it shall be deemed given, delivered and received three days after the date such notice or other communication is deposited with the United States Postal Service in accordance with this paragraph. Landlord or Tenant may give a notice of a change of its address to the other. If more than one person is Tenant, then the obligations of Tenant under this Lease shall be the joint and several obligations of each of such persons; provided, however, that any act or signature of one or more of any of such persons and any notice or refund given to or served on any one of such persons shall be fully binding on each of such persons. All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions. All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

     52.   Additional   Provisions.   Attached   Paragraph(s)  Exhibits A-I  are
incorporated in this Lease by this reference.

LANDLORD:                          HELF INVESTMENTS, A CALIFORNIA PARTNERSHIP

                                   By:

                                   Its:

TENANT:                            PARAMARK ENTERPRISES, INC.,
                                   a DELAWARE CORPORATION

                                   By:/s/ Alan S. Gottlich

                                   Its: President and CFO

                                  Exhibit "A"

                              Description of Land

ALL LAND LOCATED UNDER 1919 FRIENDSHIP DRIVES, EL CAJON, CALIFORNIA.

                                   Exhibit "B"
                             Description of Premises

1919 FRIENDSHIP DRIVE, SUITE B. EL CAJON, CALIFORNIA 92020

                                   Exhibit "C"
                                Landlord's Work

"NONE" TENANT TAKES PREMISES IN ITS NOW "AS-IS" CONDITION.

                                  Exhibit "D"

                                    Expenses

     1. Salaries, wages, medical benefits, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, payroll taxes, workers' compensation, uniforms and related expenses for all personnel involved in the operation, repair, replacement, maintenance, and management of the Project (including a pro rata share of such expenses for employees of Landlord who do not work exclusively at the Project).

     2. All cost and expenses relating to general maintenance and repair of the Project, including, without limitation, and, among other things, the driveways, asphalt, and concrete surfaces, the structural components of the improvements located within the Project, including the roof, painting, landscaping (including irrigational sprinkler systems), window cleaning, janitorial and other cleaning services, pest and termite control and removal, landscape services, and security services, if any. Supplies (including, without limitation, cleaning supplies), and tools and other materials, and sales and other taxes on such items.

     3. The cost of keeping the parking area in Good Condition and free from litter, dirt, debris, and other obstructions, and keeping all lighting and signage serving the Project in Good Condition and fully operating.

     4. The cost of all gas, oil, electricity, heat, ventilation, air-conditioning, water, sewage disposal, refuse collection and disposal, steam for heating, and other services and utilities serving the Project (but not individual tenants), together with any taxes on such utilities, refuse collection and disposal, and water and sewer charges, and the maintenance of all components, systems, and apparatus by which such utilities and services are provided.

     5. All Insurance Expenses including, without limitation, premiums, costs, expenses and deductibles (or similar costs or charges) of and/or with respect to insurance Landlord maintains, including, without limitation, public liability and property damage insurance, fire and extended coverage insurance, boiler and machinery insurance, flood insurance, earthquake insurance, business interruption insurance, rent insurance, fidelity insurance, and/or plate-glass insurance.

     6. Whether or not capitalized under generally accepted accounting principles, the cost of operation, maintenance, repairs, and replacements of electrical fixtures, lighting, wiring and electrical systems, meters, heating, ventilating and air-conditioning equipment and systems, pipes and plumbing systems, structural items, walls, roofs, elevators, parking lots, driveways, and other paved areas, life and/or property protection (including, without limitation, sprinklers) systems, window washing equipment, and/or any other portions of the Real Property.

     7. The cost of, and/or the cost of the rental of, together with the cost of the installation of, any security or other system used in connection with life or property protection (including, without limitation, all machinery, electronic systems, and other equipment comprising any part of such systems).

     8. Whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements made by reason of the laws and requirements of any public authorities and/or the requirements of insurance bodies or Landlord's insurer, and costs of capital improvements, equipment, or machinery installed for the purpose of reducing energy consumption or reducing other Lease Expenses set forth in this Exhibit or set forth elsewhere in this Lease (including, without limitation, Insurance Expenses, if applicable), which costs shall be amortized over five years.

     9. Reasonable legal, accounting, and other professional fees.

     10. Reserves, as reasonably determined by Landlord, for any of the items set forth above to be incurred in a subsequent year and/or for any Lease Expenses set forth elsewhere in this Lease to be incurred in a subsequent year, including, without limitation, reserves for maintenance and replacement expenses to be incurred in subsequent years for roofs, parking lots and other paved surfaces, HVAC, and other portions of the Real Property, which reserves in each case shall be based upon the projected cost of such maintenance and replacement expense divided by the number of years until such maintenance and replacement expense is projected to occur, as reasonably determined by Landlord.

     11. To the extent not exceeding the greater of five percent of the gross rental income of the Real Property or ten percent of the sum of the Lease Expenses (including, without limitation, Real Property Taxes, and Insurance Expenses), an amount for management fees or, if no managing agent is employed by Landlord, a sum in lieu of management fees which is not in excess of the then-prevailing rates for management fees of comparable projects in the area or region in which the Premises are located.

     12. All other charges properly allocable in accordance with real estate accounting practices customarily used in the area or region in which the Premises are located.

                                  Exhibit "E"

                                     Rules

     1. Tenant, and Tenant's Invitees, shall neither loiter in the entrances or corridors of the Project, nor in any way obstruct the sidewalks, entries, passages, halls, stairways (if any) and elevators (if any) of the Project, and shall use the same only as passageways and means of passage to and from their respective offices.

     2. Elevators of the Project, if any, shall not be used during normal business hours for the moving or transporting of freight, furniture, business equipment, merchandise and/or bulky matter. Such moving and transporting shall be performed only upon Landlord's prior written consent.

     3. All trash, refuse, and waste materials shall be stored in adequate containers and regularly removed from the Premises. These containers shall not be visible to the general public and shall not constitute a health or fire hazard or nuisance to any tenant.

     4. Tenant and Tenant's Invitees shall not use any Parking Area for anything but parking motor vehicles. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. During peak periods of business activity, Landlord may, at its election, impose limitations in all or parts of any Parking Area as to the length of time for parking use. Tenant and Tenant's Invitees shall not use any area for motor vehicle parking except the areas specifically designated for employee parking for the particular period of time the use is to be made. Tenant shall not designate an area for employee parking except any area designated in writing by Landlord.

     5. No person shall use any utility area, truck loading area, or other area reserved for use in conducting business, except for the specific purpose for which permission to use such area has been given.

     6. Without the prior written consent of Landlord, no person shall use any of the Common Area for any of the following:

          6. 1. Vending, peddling, soliciting orders for sale or distributing of any merchandise, device, service, periodical, book, pamphlet, or other matter.

          6.2. Exhibiting or distributing any sign, placard, banner, notice, circular, booklet, handbill, or other material.

          6.3. Soliciting membership in any organization, group, or association or soliciting contributions for any purpose.

          6.4. Parading, patrolling, picketing, demonstrating, or engaging in conduct that might interfere with the use of the Common Area or be detrimental to any of the business establishments in the Project.

          6.5. Using the Common Area for any purpose when none of the business establishments in the Project is open for business.

          6.6. Discarding any paper, glass, or extraneous matter of any kind, except in designated receptacles.

     7. Landlord shall prescribe the weight, size and position of all equipment or objects weighing more than 500 pounds brought into the Project, and also the times of moving in and out of the Project; and all such moving must be done under the supervision of Landlord. Landlord will not be responsible for any loss of or damage to any such equipment or objects from any cause; but all damage done to the Project by moving or maintaining any such equipment or objects shall be repaired at the expense of Tenant.

     8. Two keys will be furnished by Landlord for every store and any additional key required must be obtained from Landlord. Tenant shall deposit with Landlord $25.00 for each key furnished by Landlord. All keys shall be surrendered to Landlord on the Expiration Date. Tenant will not change any locks without Landlord's prior written consent.

     9. Landlord's employees shall not perform any work nor do anything outside their regular duties unless under special instructions from Landlord or Landlord's designated agent, and no such employee shall admit any person (Tenant or otherwise) to any store without instructions from Landlord or Landlord's agent.

     10. Landlord may prohibit any supplier from making deliveries to the Project because of undesirable conduct of deliverymen, such as the parking of delivery vehicles contrary to Landlord's instructions.

     11. At any time while a watchman is in charge of the Project, persons entering or leaving the Project may be questioned by the watchman as to their business in the Project; and anyone not satisfying the watchman of his or her right to enter the Project may be excluded by the watchman.

     12. Tenant shall not use, or connect with the electrical system of the Project, any more lights than are provided for in each room on the Commencement Date, or any electric lights or fixtures of higher candle power than are provided for in each room on the Commencement Date, or any fan, motor or other apparatus, without Landlord's prior written consent.

     13. Tenants, and Tenant's Invitees, shall observe faithfully and comply strictly with these rules and such other rules as Landlord may from time to time adopt for the Premises or the Common Area in Landlord's absolute discretion. Tenant shall cause its Tenants' Representatives to observe faithfully and comply strictly with all of such rules.

                                    EXHIBIT F

                       ARTICLE 13: SUBJECT TO MASTER LEASE

          Section 13.01 Master Lease and Sublease. This Lease is a Sublease under and shall be subject and subordinate to (1) a master Lease (the "Master Lease") dated October 18, 1983 between the County of San Diego, as lessor, and HELF PROPERTIES, INC., a California corporation, as lessee, which Master Lease is also known as County or San Diego Contract No. 7052R and (ii) a Sublease dated January 1, 1984 between HELF PROPERTIES, INC., a California corporation, as sublessor, and HELF Investments, as Sublessee.

          Section  13.02  Definitions.  For purposes or sections  13.03  through
13.06 only, the following definitions shall apply:

          (a)       "Sublease" shall mean this Lease;
          (b)       "Sublessee" shall mean Tenant;
          (C)       "Sublessor" shall mean Landlord
          (d)       "Subleased  Premises" shall mean the Premises;
          (e)       "County" shall mean the County of San Diego; and
          (f)       all  other  Undefined   capitalized  terms  shall  have  the
                    meanings assigned to them in the Master Lease.

          Section 13.03 Indemnification. Sublessee shall indemnify and save harmless County, of San Diego, its officers, agents, and employees from and against any and all claims, demand, liabilities, or loss of any kind or nature which the County, its officers, agents, or employees may sustain or incur, or which may be imposed upon them or any of them for injury to, or death of, persons or damage to property, as a result of, arising out of, or in any manner connected with this Sublease or with occupancy and use of the subleased premises by Sublessee, its officers, agents, employees, licensees, patrons, or visitors Sublessee agrees to pay any and all costs and expenses, including but not limited to, court costs and reasonable attorneys fees incurred by County of any such claims, demands, or liabilities.

          Section 13.04 Insurance. Sublessee agrees to provide County with a Certificate of Public Liability and Property Damage insurance in an amount satisfactory to the Lease Administrator, but in no event less than:

          (a)       $500,000 bodily injury each person,
          (b)       $ 1,000,000 bodily injury each occurrence, and
          (c)       $100,000  property  damage or
                    $1,000,000  combined  single limit in lieu of above,
          (d)       Worker's compensation to statutory limits.

          Section 13.05 Provisions Constituting' Sublease. The Sublease is subject to all of the terms and conditions of the Master Lease including Gillespie Field Development Standards and Performance Standards. Sublessee shall assume and perform the obligations of sublessor and lessee in said Master Lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this Sublease. Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term or condition of the Master Lease. In the event of the termination of Sublessor's interest as Lessee under the Master Lease for any reason, then this Sublease shall terminate coincidently therewith without any liability or Sublessor and County to SUblessee.

          Section 13.06 Federal Aviation Administration Requirements.

          (a) Sublessee for itself, its personal representatives, Successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and , agree that (1) no person on the grounds of race, color, or national origin shall be exclude from participation, denied the benefits of, or be otherwise subjected to discrimination in the use of said facilities; (2) that in the construction of any improvements on, over, or under such land, and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; and (3) that Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     (b) That in the event of breach of any of the above nondiscrimination covenants, County shall have the right to terminate the Lease and to reenter and repossess said land and the facilities thereon, and hold the same as if said Lease had never been made or issued.

     (c) Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and is shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service, PROVIDED THAT Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     (d) Non-compliance with Provision (c) above shall constitute a material breach thereof and in the event of such non-compliance County shall have the right to terminate this Lease and the estate hereby created without liability therefore or at the election of County or the United States either or both said Governments shall have the right to judicially enforce Provisions (a), (b) and
(c).

     (e) Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Sublessee assures that it will require that its covered suborganizations provide assurances to Sublessee that they similarly will undertake affirmative action programs and that they will require assurance form their suborganizations, as required by 14 CFR Part 152, Subpart E to the same effect.

                                  Exhibit "G"

               Prohibition Against Asbestos-Containing Materials

     Tenant shall not allow or permit any materials which contain asbestos in any form or concentration ("Asbestos-Containing Materials") to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including without limitation building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant's compliance with this paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant's sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon 10 days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal.

     Tenant shall indemnify Landlord and Landlord's directors, officers, employees and agents, against all costs, liability, expenses, penalties, and claims for damages, including without limitation litigation costs and attorneys' fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, employees, representatives, or independent contractors, (B) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, (c) Tenant's failure to perform its obligations to remove such Asbestos-Containing Materials under this paragraph.